Exhibit 99.1

Juniata Valley Financial Corp. Announces Second Quarter Results

Mifflintown, PA, July 31, 2018 (GLOBE NEWSWIRE) --

Marcie A. Barber, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced second quarter 2018 net income of $1,569,000, an increase of $275,000, or 21.3%, in comparison to net income for the second quarter of 2017. Earnings per share, basic and diluted, was $0.31 in the second quarter of 2018, representing an increase of 14.8% over the same period in 2017. For the six months ended June 30, 2018, net income was $2,896,000, an increase of $143,000, or 5.2%, over earnings for the six months ended June 30, 2017. Earnings per share, basic and diluted, during the six months ended June 30, 2018 increased 1.7%, to $0.59, compared to the corresponding 2017 period. Juniata also reported increases of $37,807,000 in total loans, $39,567,000 in total assets, and $54,771,000 in total deposits over the balances at December 31, 2017.

The comparability of the results of operations for the three and six months ended June 30, 2018 and the financial condition at June 30, 2018 were impacted by the acquisition of Liverpool Community Bank (“Liverpool”) on April 30, 2018. Juniata incurred $376,000 and $440,000 of merger-related expense in conjunction with the acquisition of Liverpool during the three month and six month periods ended June 30, 2018, respectively. Additionally, an adjustment to the carrying value of Juniata’s previous 39.16% ownership of Liverpool at April 30, 2018 resulted in a recorded net gain of $215,000 during the three and six months periods ended June 30, 2018. Exclusive of these items and the corresponding tax impact, net income for the second quarter and six months ended June 30, 2018 was $1,696,000 and $3,074,000, respectively, reflecting increases of 31.1% and 11.7% for the quarter and six month period, respectively. The recorded amounts of assets purchased and liabilities assumed in the Liverpool acquisition resulted in an increase in Juniata’s equity of $6,463,000. Loans and deposits added through the Liverpool acquisition totaled $31,331,000 and $36,052,000, respectively, at April 30, 2018.

Ms. Barber commented, “We welcomed customers and employees from our newly acquired Liverpool office during the quarter. The integration is going well, and we are planning a full core processing conversion at the Liverpool office in October. Results of the first two months of joint operations have met our expectations for both a smooth transition and enhanced earnings, and we anticipate this trend will continue.”

Annualized return on average assets for the six months ended June 30, 2018 was 0.95%, compared to 0.93% for the six months ended June 30, 2017. Annualized return on average equity for the six months period in 2018 was 9.65%, compared to 9.22% for the same period in 2017.

Net interest income, after the provision for loan losses, increased during the six months ended June 30, 2018 by $547,000, or 6.1%, when compared to the six months ended June 30, 2017. Average earning assets increased 2.8%, primarily due to a $16,125,000 increase in average loans. The yield on earning assets increased to 4.07% during the six months ended June 30, 2018 from 3.88% in the same period in 2017. In addition, the rate paid on interest bearing liabilities increased from 0.64% for the six months ended June 30, 2017, to 0.80% for the same period in 2018, as did the average balance of interest bearing liabilities, which increased by $4,448,000 in the 2018 period compared to the 2017 period.

Non-interest income during the six months ended June 30, 2018 was $2,670,000, a decrease of $202,000 compared to the same period in 2017. Most significantly impacting the comparative six month periods was a net gain on the sales and calls of investment securities of $508,000 that was recorded in the six months ended June 30, 2017, while a net loss of $15,000 was recorded in the comparable 2018 period. Excluding the impact of the securities gains (losses), non-interest income grew by 13.6%, primarily due to increases in debit card activity, fees derived from loan activity, the change in the value of equity securities, and income/gain from unconsolidated subsidiary, which increased $191,000 in the first half of 2018 compared to the first half of 2017. The increase was predominantly due to the afore-mentioned net $215,000 adjustment to the carrying value of Juniata’s previous partial ownership in Liverpool.

Non-interest expense was $9,311,000 for the six months ended June 30, 2018 versus $8,498,000 for the same period in 2017, an increase of $813,000. Included in the first half of 2018 was $440,000 in merger-related expenses, with no similar expense recorded in the comparable 2017 period. Occupancy and equipment expense increased $100,000 due to the completion and occupation of a relocated banking office at the end of 2017. In addition, the amortization expense for the investment in low-income housing partnerships increased $161,000 due to the additional investment in phase II of a tax credit investment, with no similar expense recorded in the first half of 2017. Partially offsetting these increases were cost reductions in employee benefits relating to medical insurance and defined benefit expense. Juniata’s income tax provision in the first half of 2018 was $611,000 less than the tax provision in the comparable period in 2017 as a result of lower taxable income in the 2018 period, the reduction in the federal income tax rate to 21% in 2018 versus 34% in 2017, and an increase in low income housing tax credits of $165,000 from the addition of the phase II tax credit investment, which was not present in the comparable 2017 period.

Annualized return on average assets for the three months ended June 30, 2018 was 1.01% compared to 0.87% for the three months ended June 30, 2017. Annualized return on average equity for the three months period in 2018 was 10.14% compared to 8.62% for the same period in 2017.

Net interest income, after the provision for loan losses, increased during the three months ended June 30, 2018 by $502,000, or 11.1%, when compared to the three months ended June 30, 2017. Average earning assets increased $21,711,000, primarily due to a 6.2% increase in average loans. The yield on earning assets increased to 4.18% during the three months ended June 30, 2018 from 3.91% in the same period in 2017. In addition, the rate paid on interest bearing liabilities increased 16 basis points to 0.83% during the second quarter of 2018 compared to the same period in 2017. The average balance of interest bearing liabilities also increased over the period by $8,700,000 compared to the same 2017 period.

Non-interest income during the three months ended June 30, 2018 was $1,496,000, an increase of $240,000 compared to the same period in 2017. Most significantly impacting the comparative three month periods were increases in debit card activity, the value of equity securities, and income from unconsolidated subsidiary, which increased $169,000 in the second quarter of 2018 compared to the comparable 2017 period due primarily to the afore-mentioned $215,000 adjustment to the carrying value of Juniata’s previous partial ownership in Liverpool.

Non-interest expense increased $677,000 to $4,906,000 for the three months ended June 30, 2018 versus the same period in 2017. Included in the second quarter of 2018 was $376,000 in merger-related expenses, with no similar expense recorded in the comparable 2017 period. Excluding merger-related expenses, non-interest expense increased by 7.1%, or $301,000, in the second quarter of 2018 compared to the same period in 2017 due to increased employee compensation expense, amortization expense from the investment in low-income housing partnerships, and the recording of lower gains on sales of other real estate owned. Partially offsetting these increases were cost reductions in employee benefits relating to medical insurance and other non-interest expense, predominantly due to favorable variances in delinquent loan expense and electronic banking losses between the second quarter of 2018 and the second quarter of 2017. Juniata’s income tax provision for the three months ended June 30, 2018 was also $210,000 less than the tax provision in the comparable quarter in 2017, of which $82,000 was attributable to an increase in tax credits from the addition of phase II of the investment in low-income elderly housing partnerships as well as the reduction of the statutory federal tax rate from 34% in 2017 to 21% in 2018.

Total assets at June 30, 2018 were $631,512,000, an increase of 6.7% compared to December 31, 2017. Through the six months ended June 30, 2018, loan balances averaged $400,431,000 compared to average loan balances during the six months ended June 30, 2017 of $384,306,000, an increase of 4.2%. Average deposit balances increased by 6.9%, while average borrowings and other interest bearing liabilities declined 26.9% in the first six months of 2018 compared to the first six months of 2017.

On July 17, 2018, Juniata Valley Financial Corp.’s Board of Directors declared a cash dividend of $0.22 per share, payable on August 31, 2018 to shareholders of record on August 15, 2018.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with sixteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through OTC Pink under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “could”, “estimates”, “projects”, “predicts”, “potential”, “continue”, “plans”, “future” “intends”, “goal”, “strategy”, “likely”, “seek” and similar expressions. Any forward-looking statement made by us in this document is based only on information currently available to us and speaks only as of the date when made. Juniata undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. Forward-looking statements are not historical facts or guarantees of future performance, events or results, and are subject to potential risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from this forward-looking information. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in Juniata’s Annual Report on Form 10-K for the year ended December 31, 2017.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

	(Unaudited)
(Dollars in thousands, except share data)	June 30, 2018	December 31, 2017
ASSETS
Cash and due from banks	$15,956	$9,839
Interest bearing deposits with banks	291	58
Federal funds sold	915	-
Cash and cash equivalents	17,162	9,897

Interest bearing time deposits with banks	3,780	350
Equity securities	1,166	-
Securities available for sale	143,237	153,824
Restricted investment in bank stock	2,498	3,104
Investment in unconsolidated subsidiary	-	4,812
Total loans	421,711	383,904
Less: Allowance for loan losses	(3,058)	(2,939)
Total loans, net of allowance for loan losses	418,653	380,965
Premises and equipment, net	8,675	8,887
Other real estate owned	355	355
Bank owned life insurance and annuities	15,761	14,972
Investment in low income housing partnerships	4,945	5,245
Core deposit and other intangible	453	195
Goodwill	9,139	5,448
Mortgage servicing rights	215	225
Accrued interest receivable and other assets	5,473	3,666
Total assets	$631,512	$591,945

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$122,101	$115,911
Interest bearing	410,338	361,757
Total deposits	532,439	477,668

Securities sold under agreements to repurchase	3,843	9,769
Short-term borrowings	7,500	12,000
Long-term debt	15,000	25,000
Other interest bearing liabilities	1,587	1,593
Accrued interest payable and other liabilities	6,483	6,528
Total liabilities	566,852	532,558
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	-	-
Common stock, par value $1.00 per share: Authorized 20,000,000 shares
Issued -
5,134,249 shares at June 30, 2018;
4,811,611 shares at December 31, 2017
Outstanding -
5,093,536 shares at June 30, 2018;
4,767,656 shares at December 31, 2017	5,134	4,811
Surplus	24,779	18,565
Retained earnings	41,758	40,876
Accumulated other comprehensive loss	(6,238)	(4,034)
Cost of common stock in Treasury:
40,713 shares at June 30, 2018;
43,955 shares at December 31, 2017	(773)	(831)
Total stockholders' equity	64,660	59,387
Total liabilities and stockholders' equity	$631,512	$591,945

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except share data)	June 30,		June 30,
	2018	2017	2018	2017
Interest income:
Loans, including fees	$5,041	$4,514	$9,592	$8,884
Taxable securities	765	716	1,540	1,399
Tax-exempt securities	99	114	202	228
Other interest income	39	4	49	11
Total interest income	5,944	5,348	11,383	10,522
Interest expense:
Deposits	745	525	1,339	994
Securities sold under agreements to repurchase	17	6	32	9
Short-term borrowings	59	70	143	132
Long-term debt	60	94	153	179
Other interest bearing liabilities	9	7	17	15
Total interest expense	890	702	1,684	1,329
Net interest income	5,054	4,646	9,699	9,193
Provision for loan losses	41	135	199	240
Net interest income after provision for loan losses	5,013	4,511	9,500	8,953
Non-interest income:
Customer service fees	437	441	849	874
Debit card fee income	324	280	616	550
Earnings on bank-owned life insurance and annuities	86	92	167	176
Trust fees	123	143	225	227
Commissions from sales of non-deposit products	70	50	120	97
Income/gain from unconsolidated subsidiary	227	58	296	105
Fees derived from loan activity	77	59	172	104
Mortgage banking income	17	54	36	87
(Loss) gain on sales and calls of securities	-	4	(15)	508
Change in value of equity securities	52	-	46	-
Other non-interest income	83	75	158	144
Total non-interest income	1,496	1,256	2,670	2,872
Non-interest expense:
Employee compensation expense	1,933	1,758	3,725	3,497
Employee benefits	523	581	1,087	1,235
Occupancy	294	292	612	587
Equipment	197	174	404	329
Data processing expense	488	461	904	878
Director compensation	53	63	107	123
Professional fees	177	141	354	283
Taxes, other than income	139	108	252	242
FDIC Insurance premiums	79	76	149	167
Gain on sales of other real estate owned	(10)	(58)	(10)	(45)
Amortization of intangibles	20	18	31	35
Amortization of investment in low-income housing partnerships	200	119	400	239
Merger and acquisition expense	376	-	440	-
Other non-interest expense	437	496	856	928
Total non-interest expense	4,906	4,229	9,311	8,498
Income before income taxes	1,603	1,538	2,859	3,327
Income tax provision	34	244	(37)	574
Net income	$1,569	$1,294	$2,896	$2,753
Earnings per share
Basic	$0.31	$0.27	$0.59	$0.58
Diluted	$0.31	$0.27	$0.59	$0.58
Cash dividends declared per share	$0.22	$0.22	$0.44	$0.44
Weighted average basic shares outstanding	4,987,137	4,768,681	4,879,361	4,762,632
Weighted average diluted shares outstanding	5,008,218	4,779,401	4,898,248	4,770,399